                                                                      EXHIBIT 23.1

                      INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pioneer Financial Services, Inc.:

We consent to the use of our report dated November 18, 2002, with respect to the consolidated balance sheets of Pioneer Financial Services, Inc. as of September
30, 2002 and 2001, and the related consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended
September 30, 2002, included herein and to the reference to our firm under the heading "Expert" in the prospectus.

                                   /s/ BKD, LLP

Kansas City, Missouri
February 13, 2003